As filed with the Securities and Exchange Commission on November 16, 1998
                                                 Registration No. 333-_____

===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ---------------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                      Crown Castle International Corp.
           (Exact name of registrant as specified in its charter)
                                  Delaware
       (State or other jurisdiction of incorporation or organization)

                                 76-047058
                    (I.R.S. Employer Identification No.)
                              510 Bering Drive
                                 Suite 500
                             Houston, TX 77057
                               (713) 570-3000
       (Address and telephone number of principal executive offices)
                        ---------------------------

          Crown Castle International Corp. 1995 Stock Option Plan
               Castle Transmissions Services (Holdings) Ltd.
                      All Employee Share Option Scheme
               Castle Transmissions Services (Holdings) Ltd.
                       Unapproved Share Option Scheme
               Castle Transmissions Services (Holdings) Ltd.
                              Bonus Share Plan
               Castle Transmissions Services (Holdings) Ltd.
                Deed of Grant Options to Ted B. Miller, Jr.
                      David L. Ivy and George R. Reese
                        ---------------------------

                         Mr. Charles C. Green, III
                          Executive Vice President
                        and Chief Financial Officer
                      Crown Castle International Corp.
                              510 Bering Drive
                                 Suite 500
                             Houston, TX 77057
                               (713) 570-3000
         (Name, address and telephone number of agent for service)
                               with copies to
                           Stephen L. Burns, Esq.
                          Cravath, Swaine & Moore
                              Worldwide Plaza
                             825 Eighth Avenue
                          New York, New York 10019
                               (212) 474-1000
                        ---------------------------

                      CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                               Proposed Maximum      Proposed Maximum        Amount of
                    Title of Securities       Amount to be      Offering Price      Aggregate Offering     Registration
                      to be Registered         Registered          per Share               Price                Fee
Common Stock, par value $.01 per share.....   22,029,326(1)        $ 8.09(2)         $178,217,247.34(2)
Common Stock, par value $.01 per share.....    9,390,925(3)        $11.54(4)         $108,371,274.50(4)
-------------------------------------------  --------------- --------------------- ---------------------  ---------------
Options to acquire Common Stock............     357,357(5)         $3.94(2)          $1,407,986.58(2)
-------------------------------------------  --------------- --------------------- ---------------------  ---------------
Options to acquire Common Stock............    357,357 (6)         $3.94(2)          $1,407,986.58(2)       $80,454.42
=========================================================================================================================

(1) Includes (i) 17,636,876 shares issuable pursuant to the CCIC 1995 Stock Option Plan, (ii) 285,250 shares issuable pursuant to the CTSH All Employee Share Option Scheme, (iii) 1,649,844 shares issuable pursuant to the CTSH Unapproved Share Option Scheme, (iv) 357,357 shares issuable pursuant to the CTSH Bonus Share Plan and (v) 2,100,000 shares issuable to CTSH option grants to Ted B. Miller, Jr., David L. Ivy and George R. Reese.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) under the Securities Act based on a weighted average of the exercise price of options to purchase Common Stock issued under the CCIC 1995 Stock Option Plan, the CTSH Employee Share Option Scheme, the CTSH Unapproved Share Option Scheme, the CTSH Bonus Share Plan and CTSH option grants to Ted B. Miller, Jr., David
     L. Ivy and George R. Reese.
(3)  Shares registered for resale hereunder.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(5) Represents compensatory options to acquire Common Stock issued to employees by a trust affiliated with CCIC (the "Trust") pursuant to the CTSH Bonus Share Plan.
(6) Represents options to acquire Common Stock issued by CCIC to the Trust pursuant to the CTSH Bonus Share Plan.
===========================================================================

                                 PROSPECTUS

                      CROWN CASTLE INTERNATIONAL CORP.

                      9,390,925 shares of Common Stock
                    of Crown Castle International Corp.


          This Prospectus covers the offering for resale of shares (the "Shares") of Common Stock, par value $.01 per share, of Crown Castle International Corp. ("CCIC") by the Selling Stockholders named herein under "Selling Stockholders", who acquired (or will acquire) their Shares pursuant to the CCIC 1995 Stock Option Plan, the All Employee Share Option Scheme of Castle Transmission Services (Holdings) Ltd. ("CTSH"), the CTSH Unapproved Share Options Scheme, the CTSH Bonus Share Plan and the CTSH Deed of Grant Options to Ted B. Miller, Jr., David L. Ivy and George R. Reese. CCIC will not receive any proceeds from the sale of the Shares covered by this Prospectus. This Prospectus covers the offering for resale of (i) Shares acquired by the Selling Shareholders prior to the filing of a Registration Statement on Form S-8 by CCIC ("Restricted Shares") and (ii) Shares acquired by Selling Shareholders who are affiliates of CCIC (within the meaning of Rule 144) after the filing of a Registration Statement on Form S-8 ("Control Shares").

          The Shares are listed on the Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "TWRS".

          The shares covered by this Prospectus may be offered for sale from time to time on Nasdaq or otherwise, at prices then obtainable.

                        --------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                  ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.
                        --------------------------
              The date of this Prospectus is November 16, 1998

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED BY CCIC TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION WITHIN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                           AVAILABLE INFORMATION

          CCIC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (htt://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

          CCIC has filed with the Commission a Registration Statement on Form S-8 (including any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

                         INCORPORATION BY REFERENCE

          The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

          (1) The amended Registration Statement of CCIC on Form S-1 filed with the Commission on August 18, 1998;

          (2) The portion of CCIC's Form 8-A dated August 4, 1998 filed under Section 12 of the Exchange Act, the describes the Common Stock, and all amendments or reports filed for the purpose of updating such description; and

          (3) CCIC's quarterly reports on Form 10-Q filed on August 12, 1998 and May 15, 1998.

          All documents filed by CCIC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

          CCIC hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Vice President (Corporate Affairs), Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, TX 77057,
(713) 570-3000.

                            SELLING STOCKHOLDERS

          Set forth below for each of the Selling Stockholders is the number of Shares that may be sold by such Selling Stockholder hereunder. All Selling Stockholders are current or former employees, directors or consultants of CCIC or its predecessors, or family members of such individuals, and all such Shares were acquired pursuant to stock based plans of, or compensatory stock-based arrangements with, CCIC or its applicable predecessors.


                                       Number of
                                         Shares          Number of
                                   Benificially Owned    Restricted           Number of
           Name of                     by Selling          Shares          Control Shares     Amount of Shares
   Selling Stockholder and            Stockholder     to be Offered by    to be Offered by       Owned After
          Position                      Prior to           Selling             Selling          Completion of
         with CCIC(1)                 Offering(2)        Stockholder       Stockholder(3)          Offering

Ted B. Miller, Jr. - Chief              4,016,102(a)        105,000          3,983,000             963,102
Executive Officer and Vice
Chairman of the Board
(Principal Executive Offer)
David L. Ivy - President and            1,380,000           120,000          1,880,000                   0
Director
John  L. Gwyn - Executive                 132,500             2,500            475,000                   0
Vice President
Kathy Broussard                            62,000             2,500                                 59,500
George Reese                              920,000            70,000                                850,000
Alan Rees                                 305,672            70,000                                235,672
Nigel L. Turner                            99,867            35,000                                 64,867
John J. Ward                               99,867            35,000                                 64,867
Martin Ellen                               99,867            35,000                                 64,867
Angela M. Dennehy                          99,867            35,000                                 64,867
Terence R. Wing                            94,477            35,000                                 59,477
Robert G. Crutchley                        59,703            28,000                                 31,703
Jonathan Davies                            58,088            28,000                                 30,088
Michael J. Doran                           58,088            28,000                                 30,088
D. Nicholas Davies                         58,088            28,000                                 30,088
Stanley J. Cooper                          58,088            28,000                                 30,088
Robert F. McKenzie-Director               197,500            18,125            104,375              75,000
Thomas A. Beaton                           38,565            21,550                                 17,015
William E. Zierden                         14,995             8,875                                  6,120
Carl Ferenbach-Chairman of             20,735,805(b)                            25,000          20,710,805
the Board
Robert A. Crown-Director                5,782,500(c)                           762,500           5,645,000
Michel Azibert-Director                    50,000                                5,000              50,000
Bruno Chetaille-Director                        0                                5,000                   0
William A. Murphy-Director                      0                                5,000                   0
J. Landis Martin                          844,035(d)                           122,500             714,423
Edward C. Hutcheson, Jr.-
Director                                  650,000(e)                            50,000             600,000
Charles C. Green III -
Executive Vice President                  675,000                            1,190,000                   0
and Chief Financial Officer
Jeffrey H. Schutz -Director             9,837,040(f)                            25,000           9,812,040
Randall A. Hack-Director
                                        5,080,080(g)                            25,000           5,055,080
                                       ----------           -------          ---------          ----------
Total Shares                           51,507,794           733,550          8,657,375          45,254,757
                                       ==========           =======          =========          ==========

---------------------

     (1) Title of position with CCIC listed for directors and executive officers only.
     (2) In determining the number of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options, warrants or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person. To the best of CCIC's knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
     (3)  Includes shares subject to vested and unvested options.

     (a) A trust for the benefit of Mr. Miller's children holds 99,995 shares of Common Stock.

     (b) Includes 20,710,805 shares of Common Stock beneficially owned by certain entities in which Mr. Ferenbach has a pecuniary interest. Mr. Ferenbach disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

     (c) Includes 2,152,500 shares of Common Stock owned by Mr. Crown, 2,589,375 shares of Common Stock owned by his spouse, over which she has sole voting and dispositive power, 125,000 shares of Common Stock that are jointly owned, 915,625 shares of Common Stock owned by a grantor retained annuity trust for Ms. Crown.
     (d) A trust for the benefit of Mr. Martin's children holds 30,000 shares of Common Stock. Mr. Martin is a limited partner in certain funds that own Common Stock, but disclaims beneficial ownership of the Company's securities directly beneficially held by such funds.
     (e) A trust for the benefit of Mr. Hutcheson's children holds 50,000 shares of Common Stock.
     (f) Includes 9,812,040 shares of Common Stock beneficially owned by certain entities in which Mr. Schutz has a pecuniary interest. Mr. Schutz disclaims beneficial ownership of such shares
     (g) Includes 5,055,080 shares of Common Stock beneficially owned by certain entities in which Mr. Hack has a pecuniary interest. Mr. Hack disclaims beneficial ownership of such shares.

          Sales under this Prospectus may also be made by certain unnamed persons who are employees of, but not directors or controlling persons of, the Company who hold the lesser of (1) 1,000 Shares or (2) 1% of the Shares issuable under any of CCIC's plans covering Shares to be offered under this Prospectus (the "De Minimis Amount"). The amount of Shares that may be offered by each such unnamed persons under this Prospectus may not exceed the De Minimis Amount.

                            PLAN OF DISTRIBUTION

          CCIC is not aware of any plan of distribution with respect to Selling Stockholders. Distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the Nasdaq, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchange or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom they may act as agent. The amount of Shares to be reoffered or resold pursuant to this Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling securities of CCIC, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

                                  EXPERTS

          The consolidated financial statements and schedule of the Company and its applicable predecessors incorporated by reference in this Registration Statement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          Certain financial statements of TEA Group Incorporated (a predecessor to the Company) incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               LEGAL OPINION

          Cravath, Swaine & Moore, counsel for the Company, will give its opinion as to the legality of the Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and nonassessable.

                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          The following documents of Crown Castle International Corp. ("CCIC"), which are filed with the Commission, are incorporated in this Prospectus by reference:

          (1) The amended Registration Statement of CCIC on Form S-1 filed with the Commission on August 18, 1998;

          (2) The portion of CCIC's Form 8-A dated August 4, 1998 filed under Section 12 of the Exchange Act, the describes the Common Stock, and all amendments or reports filed for the purpose of updating such description; and

          (3) CCIC's quarterly reports on Form 10-Q filed on August 12, 1998 and May 15, 1998.

          In addition, all documents subsequently filed by CCIC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

          Accordingly, the Certificate of Incorporation of CCIC and amendments thereto provide that CCIC shall, to the maximum extent permitted from time to time under the DGCL indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason or the fact that he is or was or has agreed to be a director, officer of CCIC or while a director or officer is or was serving at the request of CCIC as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding ro claim; provided, however, that the foregoing shall not require CCIC to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

          Furthermore, a director of CCIC shall not be liable to CCIC or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

          CCIC's By-laws provide that CCIC shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of CCIC) by reason of the fact that he is or was a director, officer, employee or agent of CCIC, or is or was serving at the request of CCIC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CCIC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          CCIC's By-laws further provide that CCIC shall similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation except that no indemnification shall made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to CCIC unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          CCIC carries liability insurance for its directors and officers.


Item 7.  Exemption from Registration Claimed.

          CCIC and its predecessors have issued and sold an aggregate of 733,550 shares of CCIC Common Stock pursuant to various compensatory arrangements with certain employees of CCIC or its predecessors and their families who may sell shares pursuant to the Prospectus contained herein. The issuances were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof as transactions that did not involve any public offering. All recipients had adequate access, through their relationship with CCIC, to information about CCIC.

Item 8.  Exhibits.

 5.1      Opinion of Cravath, Swaine & Moore.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Ernst & Young LLP.

23.3 Consent of Cravath, Swaine & Moore (included in the opinion filed as Exhibit 5.1).

24.1      Power of Attorney.


Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the Registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston State of Texas, this 12 day of November, 1998.



                             CROWN CASTLE INTERNATIONAL CORP.





                             By:   /s/ Charles C. Green, III
                                   ------------------------------
                                   Name:  Charles C. Green, III
                                   Title: Executive Vice
                                          President and Financial
                                          Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ted. B. Miller, Jr., David
L. Ivy and Charles C. Green, III, or any of them, each acting alone, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of November, 1998.

      Signature                        Title


/s/ Ted B. Miller, Jr.            Chief Executive
---------------------------         Officer and Vice
    Ted B. Miller, Jr.              Chairman of the
                                    Board (Principal
                                    Executive Officer)


/s/ Charles C. Green, III         Executive Vice
---------------------------         President and
    Charles C. Green, III           Chief Financial
                                    Officer (Principal
                                    Financial Officer)


/s/ David L. Ivy                  President and
---------------------------         Director
    David L. Ivy


/s/ Wesley D. Cunningham          Vice President,
---------------------------         Chief Accounting
    Wesley D. Cunningham            Officer and
                                    Corporate
                                    Controller
                                    (Principal
                                    Accounting
                                    Officer)

/s/ Carl Ferenbach                Chairman of the
---------------------------         Board
    Carl Ferenbach


/s/ Robert A. Crown               Director
---------------------------
    Robert A. Crown


/s/ Randall A. Hack               Director
---------------------------
    Randall A. Hack


/s/ Edward C. Hutcheson           Director
---------------------------
    Edward C. Hutcheson, Jr.


/s/ J. Landis Martin              Director
---------------------------
    J. Landis Martin


/s/ Robert F. McKenzie            Director
---------------------------
    Robert F. McKenzie


                                  Director
---------------------------
    Jeffrey H. Schutz


/s/ Michel Azibert                Director
---------------------------
    Michel Azibert


/s/ Bruno Chetaille               Director
---------------------------
    Bruno Chetaille


/s/ William A. Murphy             Director
---------------------------
    William A. Murphy

                                                                EXHIBIT 5.1



                              [Letterhead of]

                          CRAVATH, SWAINE & MOORE
                             [New York Office]



                                                          November 16, 1998


                      Crown Castle International Corp.
                     Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel for Crown Castle International Corp., a Delaware Corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") of 31,420,251 shares of Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a registration statement on Form S-8 (the "Registration Statement") to which this opinion is being filed as an exhibit. Of these shares, 22,029,326 of such shares of Common Stock are proposed to be issued pursuant to the Crown Castle International Corp. 1995 Stock Option Plan, The Castle Transmissions Service (Holdings) Ltd. All Employee Share Option Scheme, The Castle Transmissions Services (Holdings) Ltd. Unapproved Share Option Scheme, The Castle Transmissions Services (Holdings) Ltd. Bonus Share Plan and Castle Transmissions Services (Holdings) Ltd. Deed of Grant Options to Ted B. Miller, Jr., David L. Ivy and George R. Reese (collectively the "Option Plans"). The remaining 9,390,925 of such shares of Common Stock were issued, or will be, under the Option Plans and are being resold pursuant to a Prospectus included in the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company, (c) the Option Plans and (d) an officer's certificate of the Company with respect to certain matters.

     Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock issued pursuant to the Option Plans have been duly authorized, validly issued and fully paid and nonassessable and (ii) when the shares of Common Stock are issued in accordance with the terms of the Option Plans, the shares of Common Stock issued pursuant to such Option Plans will be duly authorized, validly issued, fully paid and nonassessable.

     We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Registration Statement.


                                        Very truly yours,

                                    /s/ Cravath, Swaine & Moore



Crown Castle International Corp.
   510 Bering Drive
      Suite 500
         Houston, TX 77057

                                                               EXHIBIT 23.1




The Board of Director
Crown Castle International Corp.:

     The audits referred to in our report dated February 20, 1998, included the related financial statement schedule as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the headings "Experts" in the Prospectus.



                                         KPMG PEAT MARWICK LLP
                                         /s/ KPMG PEAT MARWICK LLP


Houston, Texas
November 16, 1998

                                                               EXHIBIT 23.2


                                  Consent


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1996, with respect to the financial statements of TEA Group Incorporated incorporated by reference in the Registration Statement on Form S-8.



                                         ERNST & YOUNG LLP



New York, New York
November 16, 1998